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                                                                  EXHIBIT 10.2


                               SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT ("Agreement"), is made on this 5th day of November, 1998, by and among BASS PRO OUTDOOR WORLD, L.P., a Missouri limited partnership with principal offices located at 2500 East Kearney, Springfield, Missouri 65898 ("Bass Pro"), BBBP MANAGEMENT COMPANY, a Michigan corporation located in Gaylord, Michigan ("Corporation") and BIG BUCK BREWERY & STEAKHOUSE, INC., a Michigan corporation located in Gaylord, Michigan ("Michigan").

                                       RECITALS

     A. The entire capital stock of Corporation consists of 60,000 shares of common stock, having a par value of One Cent ($.01) per share (the "Common Stock").

     B. Bass Pro and Michigan (collectively, the "Shareholders") are the Shareholders of Corporation owning 200 Shares and 800 Shares respectively of Common Stock, (collectively, the "Shares"), having purchased each such Share this date for the per share subscription price of Ten Dollars ($10.00) per share.

     C. The Shares constitute all of the presently issued and outstanding shares of the Common Stock of Corporation.

     D. Corporation was formed for the purpose of establishing Buck & Bass, L.P., a Missouri limited partnership (the "Partnership"), serving as its sole general partner and, in such capacity, conducting, managing and operating the business of the Partnership.

     E. Because of such relationship between Corporation and the Partnership (which is engaged in a highly competitive business), and for other good reasons, the Shareholders have determined that it is in their respective best interests and in the best interest of the Partnership and Corporation that the Common Stock of Corporation be closely held and not generally distributed, and that their agreement as to the relation between the parties hereto as the Shareholders of Corporation, including, without limitation, the governance of Corporation, be reflected in writing.

     F. In order to achieve the foregoing desires of the Shareholders and to express the Shareholders' intentions regarding their relationship as shareholders of Corporation, the parties have entered into this Agreement.

                                TERMS OF THE AGREEMENT

                                      ARTICLE I
                                     DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the respective meanings ascribed to them in this ARTICLE I. Terms not otherwise defined herein within quotation marks and with the first letter of each word thereof (except for prepositions and articles) capitalized shall have the same meaning as ascribed to them in the Partnership Agreement.

     1.1 "ARTICLES" - The Articles of Incorporation of Corporation, as from time to time amended or restated.


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     1.2   "AFFILIATE" - Any entity directly or indirectly controlled by, controlling or under direct or indirect common control with such entity or any person related by blood or marriage to any owner of the Shares. Control, for purposes of this Section 1.2, means the ability to direct the actions of such entity or person through the exercise of majority voting power or operating control over day-to-day decisions of such entity.

     1.3   "BOARD" - The Board of Directors of Corporation.

     1.4 "BOOK VALUE" - As to Corporation, and at any specific time, the shareholders' equity in Corporation as shown on the balance sheet of Corporation for its then most recently completed fiscal quarter, prepared in accordance with "GAAP," consistently applied.

     1.5   "DIRECTOR" - A person duly elected or appointed to the Board.

     1.6 "PARTNERSHIP AGREEMENT" - The Limited Partnership Agreement of Buck & Bass, L.P. of even date herewith by and among Corporation, as the General Partner thereof, and Bass Pro and Michigan as limited partners.

     1.7 "TRANSFER" - The voluntary or involuntary transfer to any entity or person by any Shareholder of any Shares or interest therein in any manner whatsoever (including, but not by way of limitation, any assignment, sale, pledge, hypothecation, disposal, gift, transfer by any legal process, including those resulting from a merger, consolidation or statutory share exchange or from an Insolvency Event, or any other transfer).

                                      ARTICLE II
                       ELECTION OF DIRECTORS AND BOARD MEETINGS

     2.1 The Board shall initially consist of three (3) Directors, two (2) of whom shall be designated by Michigan and one (1) of whom shall be designated by Bass Pro. In the event of death, resignation or other occurrence prohibiting the person from continuing to serve, if the member was initially designated by Bass Pro, Bass Pro shall have the right to designate the replacement, otherwise, Michigan shall have such right to designate the replacement.

     2.2 The Board shall hold regular meetings on a semi-annual basis, and the dates upon which such regular Board meetings are to be held during each calendar year shall be established in advance to permit such regular meetings to be held within thirty (30) days following the distribution by the Partnership of the semi-annual financial statements of the Partnership.

     2.3 To the extent requested by a Director, the Corporation shall provide each Director with copies of such periodic financial and operating information and reports of or concerning the Corporation and the Partnership prepared for the Chief Executive Officer of the Corporation and the Partnership. Such information and reports shall be provided to the Directors promptly upon the completion thereof.

                                     ARTICLE III
                                UNANIMITY REQUIREMENTS

     3.1 The Shareholders hereby acknowledge their understanding and agreement that in addition to their agreement with respect to the election of the members of the Board, the Articles provide that any and all other actions of the Corporation which require the approval of or authorization by the shareholders of the Corporation shall require the unanimous vote or consent of all of the Shareholders of the Corporation. Without limiting the generality of the foregoing, the Articles provide that any amendment to the Articles, the causing of insolvency to


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occur by, or the liquidation or dissolution of, Corporation shall require the unanimous vote or consent of all of the Shareholders of Corporation.

     3.2 The Shareholders also acknowledge their understanding and agreement to the provisions of the Articles requiring that certain acts by the Corporation, as the General Partner of the Partnership, require the unanimous vote or consent of all of the Directors. Without limiting the generality of the foregoing, the Articles prohibit the Corporation, as the General Partner of the Partnership, to authorize or permit the Partnership to engage in any of the following activities without the unanimous affirmative vote or written consent of all of the Shareholders:

           (a) to incur debt on behalf of the Corporation or the Partnership except (i) ordinary trade accounts of the Partnership payable within thirty (30) days and (ii) up to One Million Five Hundred Thousand Dollars ($1,500,000.00) for furniture, fixtures and equipment for the business of the Partnership as provided in the limited partnership agreement concerning the Partnership.

           (b) to mortgage, pledge, hypothecate or grant any security interest or create any lien in any property of the Partnership.

           (c)   to sell a material portion of the Partnership's property.

           (d)   to dissolve or liquidate the Partnership.

     3.3 In addition to the unanimity requirements set forth in Section 3.1 and Section 3.2, so long as such unanimity requirements are in effect, the Shareholders hereby agree that the Corporation shall not be permitted to issue additional shares of Common Stock, or other shares of capital stock or securities convertible into or exercisable for shares of capital stock, unless specifically authorized by the unanimous consent of all the Shareholders.

                                      ARTICLE IV
                                 TERM AND TERMINATION

     4.1 This Agreement shall commence as of the date first above written and shall continue in full force and effect until the occurrence of any one of the following:

           (a)   the unanimous consent of the Shareholders to terminate; or

           (b) the dissolution and completion of the winding up of the affairs of the Partnership.

     4.2 Upon the termination of this Agreement, the Shareholders shall call a special meeting of the shareholders of Corporation for the purpose of amending the Articles to eliminate any and all Shareholder and Director unanimity requirements and in lieu thereof, to provide for Shareholder and Director action to be taken by a majority vote unless otherwise required by law (the "Amendment"). The Shareholders shall vote in favor of the Amendment and shall take (or cause to be taken) all steps necessary to implement and effect the Amendment. The adoption and approval of the Amendment may be effected by means of the unanimous written consent of the Shareholders of Corporation in lieu of such special Shareholder's meeting. The provisions of this Section 4.2 shall survive the termination of this Agreement to the maximum extent permitted by law.

     4.3 Upon the dissolution of the Partnership and the distribution of its assets pursuant to winding up of the Partnership's affairs, the Shareholders shall take all action necessary to dissolve Corporation in accordance with the General and Business Corporation Law of Missouri.


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                                      ARTICLE V
                              TRANSFERABILITY OF SHARES

     5.1 Except as provided in this Article V, no Shareholder, including any transferee of Shares, shall voluntarily or involuntarily Transfer or attempt to Transfer any Shares or any interest therein which are now or hereafter owned by such Shareholder, without the prior written consent of all of the remaining Shareholders. Unless otherwise prohibited by law, any Transfer of Shares (other than a "Permitted Transfer" as defined below) shall be deemed null and void and of no force and effect.

     5.2 Notwithstanding anything to the contrary herein contained, Bass Pro or Michigan may Transfer all or any portion of its Shares to any other Affiliate of the transferor (a "Permitted Transfer"). No Transfer shall relieve the transferor of its obligations under this Agreement.

     5.3 If Bass Pro exercises its option to purchase the interests of Michigan pursuant to Section 8.1 of the Partnership Agreement, then Bass Pro shall have the absolute, unconditional right to purchase all of the shares owned by Michigan (and all Affiliates of Michigan) for a fair and reasonable value which the parties have agreed to under Article VIII of the Partnership Agreement (e.g. 40% of the "Book Value" of the Corporation represented by such Shares), which value was determined in consideration of "Special Circumstances" identified in Section 8.1 of the Partnership Agreement. Bass Pro's exercise of its option under this Section 5.3 shall be in writing and given to Corporation within ten (10) days following Bass Pro's exercise of its option under Section
8.1 of the Partnership Agreement.

                                      ARTICLE VI
                                    MISCELLANEOUS

     6.1 Nothing contained herein shall be deemed to imply or require that any person serving as a Director, whether designated by Michigan or by Bass Pro, discharge his or her duties as a Director in any manner other than in accordance with his or her considered judgment at such time with respect to the best interest of the Company and all of its Shareholders.

     6.2 The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

     6.3 In addition to any and all other remedies that may be available at law or in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction, it being acknowledged by the parties hereto that irreparable injury will result to the non-breaching party in the event of a breach of this Agreement by a Shareholder, and that the remedies at law arising from such a breach are inadequate.

     6.4 This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Missouri.

     6.5 Any and all notices permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice and shall be deemed given if delivered personally or sent by telecopy transmission, recognized courier service, or sent by registered or certified mail, to the Shareholders at their respective addresses shown in the Partnership Agreement. Any party to this Agreement may change its address


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for delivery of any notices permitted or required to be made under this
Agreement by giving notice to that effect in accordance with the provisions of this Section 6.5.

     6.6 The Shareholders acknowledge their understanding and agreement that each certificate evidencing Shares shall contain appropriate legends, including the following:

     "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED NOVEMBER 5, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION) WHICH CONTAINS CERTAIN LIMITATIONS, RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO SUCH SHARES AND THE HOLDER THEREOF, INCLUDING, WITHOUT LIMITATION, RESTRICTIONS UPON THE SALE OR TRANSFER OF THE SHARES REPRESENTED HEREBY."

     6.7 All suits, actions or proceedings arising out of or relating to this Agreement shall be brought in either (i) a State Court in Greene County, Missouri, or in the United States District Court for the Western District of Missouri, or (ii) a state court in Otsego County, Michigan or in the United States District Court for the Eastern District of Michigan, which courts shall be the exclusive forums for all such suits, actions or proceedings. Each party hereto hereby waives, and each subsequent Shareholder shall thereby waive, any objections which any of them may now or hereafter have to the laying of venue in any such court of any such suit, action or proceeding. Each party hereto hereby irrevocably submits, and each subsequent Shareholder thereby irrevocably submits, to the jurisdiction of the courts set forth above in any such suit, action or proceeding.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                              BASS PRO OUTDOOR WORLD, L.P.,
                              a Missouri Limited Partnership
                              By:  BASSGEC MANAGEMENT COMPANY,
                              Its General Partner


                              By: /s/ Susie Henry
                                  -----------------------------------
                              Title: Executive Vice President
                                     --------------------------------

                              BBBP MANAGEMENT COMPANY


                              By: /s/ William F. Rolinski
                                  -----------------------------------
                              Title: Sole Incorporator
                                     --------------------------------

                              BIG BUCK BREWERY & STEAKHOUSE, INC.


                              By: /s/ William F. Rolinski
                                  -----------------------------------
                              Title: President and CEO
                                     --------------------------------